As Filed with the Securities and Exchange Commission on December 8, 2008

Registration No.: 333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________

ZHONGPIN INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	54-2100419
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21 Changshe Road
Changge City, Henan Province
People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2006 Equity Incentive Plan
(Full Title of the Plan)

Xianfu Zhu
Chief Executive Officer
21 Changshe Road
Changge City, Henan Province
People’s Republic of China
(Name and Address of Agent for Service)

011 86 374-6216633

(Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Eric M. Hellige, Esq.
Pryor Cashman LLP
410 Park Avenue
New York, New York 10022
(212) 421-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
			Offering	Aggregate
Title of Each Class of	Amount to		Price Per	Offering	Amount of
Securities to be Registered	be Registered*		Share**	Price	Registration Fee
Common Stock, $.001 par value per share	2,500,000 Shares	(1)	$8.51	$21,275,000	$837	**

________________

(1)
Includes 710,000 shares of common stock issuable upon the exercise of stock options granted pursuant to our Amended and Restated 2006 Equity Incentive Plan.  Pursuant to Rule 416 of the Securities Act of 1933, the number of shares of common stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

*	All the securities registered hereby are issuable under our Amended and Restated 2006 Equity Incentive Plan.

**
Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the Registrant’s common stock as reported on the Nasdaq Global Select Market on December 1, 2008.

EXPLANATORY NOTE

Zhongpin Inc. (“we,” “us” or “our”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of our common stock, $.001 par value per share, issuable under our Amended and Restated 2006 Equity Incentive Plan.

This Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act.  The reoffer prospectus may be used for reoffers and resales of restricted securities and control securities (as such terms are defined in General Instruction C to Form S-8) acquired pursuant to our Amended and Restated 2006 Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

The documents containing the information required by Part I of Form S-8 will be sent or given to the participants in our Amended and Restated 2006 Equity Incentive Plan (the “Incentive Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  These documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement (the “Registration Statement”), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The reoffer prospectus referred to in the explanatory note follows this page.

i

REOFFER PROSPECTUS

ZHONGPIN INC.

610,000 SHARES OF COMMON STOCK

This prospectus relates to the reoffer and resale by the selling stockholders of 610,000 shares of our common stock issuable pursuant to options granted by us under our Amended and Restated 2006 Equity Incentive Plan (the “Incentive Plan”).

The shares of common stock covered by this prospectus are “restricted securities” and, in some cases, “control securities” under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus has been prepared to allow for future resales of the shares covered by this prospectus by the selling stockholders on a continuous or delayed basis, to the public. The number of shares that each selling stockholder may sell is set forth under Rule 144(e) under the Securities Act. Each stockholder that resells shares of our common stock pursuant to this prospectus may be deemed an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares of our common stock covered by this prospectus may be deemed to be underwriting commissions or discounts under the Securities Act.

          The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may resell their shares of common stock covered by this prospectus from time to time in one or more public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

          We are paying the expenses incurred in registering the shares covered by this prospectus and the preparation of this prospectus, but all selling and other expenses, including but not limited to any discounts, commissions and applicable transfer taxes, incurred by each of the selling stockholders will be borne by such stockholder.

          Our principal executive offices are located at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China. Our telephone number is 011 86 374-6216633.
.
Our common stock is traded on the Nasdaq Global Select Market under the symbol “HOGS.”

SEE “RISK FACTORS” BEGINNING ON PAGE 2 FOR RISKS OF AN INVESTMENT IN THE SECURITEIS OFFERED BY THIS PROSPECTUS, WHICH YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is December 8, 2008.

ii

We have not registered the sale of the shares under the securities laws of any state. Brokers or dealers effecting transactions in the shares of common stock offered hereby should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Zhongpin Inc., or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

TABLE OF CONTENTS

Prospectus Summary	1
Special Note Regarding Forward-Looking Statements	3
Risk Factors	4
Use of Proceeds	4
Selling Stockholders	4
Plan of Distribution	5
Legal Matters	8
Experts	8
Where You Can Find More Information	8
Incorporation of Certain Information by Reference	9
Information with Respect to the Registrant	9
Material Changes	10
Commission Position on Indemnification for Securities Act Liabilities	10

You should rely on the information contained in or incorporated by reference into this prospectus or any prospectus supplement.  We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized.  This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities other than our shares of common stock described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful.  You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated herein by reference from our other filings with the Securities and Exchange Commission (the “Commission”). Investing in our securities involves risks. Therefore, please carefully consider the risk factors described in our Commission filings, including those disclosed in our Annual Report on Form 10-K for the year ended December 31, 2007.

Our Business

We are principally engaged in the meat and food processing business in the People’s Republic of China (the “PRC”).  Our product line includes over 290 unique meat products, including chilled pork, frozen pork, pig by-products and prepared meats, that are sold on a wholesale basis and on a retail basis through an exclusive network of showcase stores, network stores and supermarket counters under our “Zhongpin” brand.  Our 11 processing plants, which are located in Henan, Heilongjiang and Sichuan Provinces and in the Economic Development Zone in Tianjin City in the PRC, have a total of 19 production lines with an aggregate processing capacity for chilled and frozen pork of approximately 1,088 metric tons per day, based on an eight-hour working day, or approximately 391,560 metric tons on an annual basis.  Our production capacity for prepared meat is approximately 150 metric tons per day, based on an eight-hour working day, or approximately 54,000 metric tons on an annual basis.  We also produce and sell vegetables and fruits, and have contracts with more than 100 farms in Henan Province and nearby areas to produce high-quality vegetable varieties and fruits suitable for export purposes.  Our products are sold under the “Zhongpin” brand name.

According to an October 2006 report of the United States Department of Agriculture, the PRC is the largest food consuming nation in the world and is the world’s largest pork producer and consumer.  The meat and meat processing industry in the PRC is regarded by the central government as a “key” industry and certain participants in the industry, including our company, receive special tax incentives and technology subsidies.  According to a market analysis of the fresh and processed meat industry in the PRC published in June 2005 by Access Asia Limited, an independent research organization (“Access Asia”):

•	In 2004, domestic demand for meat and related products in the PRC totaled 72,360,000 metric tons and such demand is expected to reach 100,000,000 metric tons by 2010;

•	The total domestic production value of meat and related products in the PRC in 2004 was US$84 billion and the estimated production value in 2010 is expected to reach US$120 billion;

•	Domestic per capita meat consumption in the PRC was estimated to be approximately 49 kg in 2004 and is expected to increase to 70-80 kg by 2010; and

•	Per capita consumption of meat in urban areas in the PRC is twice the amount of the national average.

At September 30, 2008, our customers included 29 international or domestic fast food companies in the PRC, 53 processing factories and 1,628 school cafeterias, factory canteens, army posts and national departments.  At such date, we also sold directly to 2,995 retail outlets, including supermarkets, within the PRC.

To differentiate our company from other market incumbents, we also have successfully implemented a unique retail strategy that includes the establishment of a network of showcase stores, branded network stores and supermarket counters that are exclusive retailers of our product lines.  At September 30, 2008, we had a total of 123 showcase stores, 944 network stores and 1,928 supermarket counter locations.

We believe we are a market leader in the meat and meat products industry in the PRC and that the principal strengths of our company are as follows:

•	We have a vertically-integrated fresh meat, meat products, fresh produce and fruit supply chain from farming, slaughtering, cutting, processing and wholesaling to retailing;

•	We have a wide distribution network through major areas of the PRC;

•	The “Zhongpin” brand name is well recognized in major areas of the PRC as an established and leading brand;

•	We have advanced production equipment for the packaging of meat and food;

•	Our customers include some of the largest supermarket chains, such as Lianhua Supermarket Group, Carrefour China and Metro (China) Group;

•
We have implemented a comprehensive logistics management program and have an efficient delivery system that, at September 30, 2008, utilized 312 temperature-controlled container trucks and public railway services;

•	Based upon our historical growth rates, we believe our experienced management team, led by our founder and Chairman, Mr. Zhu Xianfu, has the ability to grow and expand our business;

•	We have an emphasis on quality assurance systems;

•	We have a comprehensive brand building strategy and brand equity management;

•	We have an innovative product development program, with approximately 158 new products under development at September 30, 2008; and

•
We experienced compound annual revenue growth of 77% (cumulative growth of 985%) and compound annual profit growth of 86% (cumulative growth of 1,206%) during the five-year period ended December 31, 2007.

This Offering

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 610,000 shares of common stock issuable upon the exercise of options to purchase common stock. The selling stockholders may sell their shares of common stock from time to time at prevailing market prices.  Except for the aggregate purchase price of the options exercised by the selling stockholders in connection with the sale of shares offered pursuant to this reoffer prospectus, we will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

Common Stock Offered	610,000 shares

Common Stock Outstanding at December 2, 2008	27,471,585 shares

Preferred Stock Outstanding at December 2, 2008	2,129,200 shares, which shares are convertible into 2,129,200 shares of common stock

Use of Proceeds
Except for the aggregate purchase price of the options exercised by the selling stockholders in connection with the sale of shares offered pursuant to this prospectus, we will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Nasdaq Ticker Symbol	HOGS

Our Corporate Information

We are incorporated in the state of Delaware under the name “Zhongpin Inc.”  Our principal executive offices are located at 21 Changshe Road, Changge City, Henan Province, People’s Republic of China, and our telephone number is (011) 86-374-6216633.  We maintain an Internet website at www.zpfood.com.  We have not incorporated by reference into this prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under in this prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus and including, without limitation, the “Risk Factors” contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, before making an investment decision.  For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Except for the aggregate purchase price of the options exercised by the selling stockholders in connection with the sale of shares offered pursuant to this reoffer prospectus, we will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.  All such proceeds will be received by the selling stockholders.

We could receive proceeds of up to $7,096,800 upon the exercise, if any, of the options granted by us to the selling stockholders identified in this prospectus, which options are exercisable for an aggregate 610,000 shares of common stock. We intend to use any such proceeds for working capital and general corporate purposes.  The amount of proceeds received by us described above assumes the selling stockholders will not elect to exercise their options through a "cashless exercise."

We cannot assure you that the selling stockholders will exercise the options described above or that they will elect to pay the exercise price in cash in lieu of a cashless exercise.

SELLING STOCKHOLDERS

This prospectus relates to shares of common stock that are being registered for reoffer and resale by the selling stockholders.  The shares of common stock are “restricted securities” and/or “control securities” under the Securities Act.  The selling stockholders may resell any or all of the shares at any time while this prospectus is current.

Since we do not currently meet the registration requirements for the use of Form S-3, the amount of common stock which may be resold by means of this reoffer prospectus by each of the selling stockholders, and any other person with whom he is acting in concert for the purpose of selling our securities, must not exceed, in any three month period, the amount specified in Rule 144(e) promulgated under the Securities Act.

The following table sets forth certain information regarding the ownership of our common stock by the selling stockholders as of the date of this reoffer prospectus, and the number of shares of our common stock currently being offered by each selling stockholder pursuant to this reoffer prospectus.  The information set forth in the following table regarding beneficial ownership after resale of securities assumes that the selling shareholders will sell all of the shares of common stock owned by that selling shareholder covered by this prospectus.

             The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individuals are “affiliates.”  The address of each selling stockholder is c/o Zhongpin Inc., 21 Changge Road, Changge City, Henan Province, PRC.

Name and Position	Number of Shares Beneficially Owned Prior to Offering	Number of Shares to be Offered by Selling Stockholder	Number of Shares Beneficially Owned After Completion of Offering	Percentage of Common Stock Owned After Completion of Offering

Xianfu Zhu, President, Chairman, Chief Executive Officer	6,487,506	120,000	6,367,506	23.2%

Baoke Ben, Director, Executive Vice President and Secretary	938,125	100,000	838,125	3.0%

Raymond Leal Director	30,000	30,000	—	—

Chaoyang Liu Vice President-Operations	719,874	100,000	619,874	2.2%

Qinghe Wang Executive Director, Henan Zhonpin Food Share Co., Ltd.	692,000	80,000	612,000	2.2%

Juanjuan Wang Executive Director, Henan Zhonpin Food Share Co., Ltd.	611,000	80,000	531,000	1.9%

Jinyang Tang Chief Economist	100,000	100,000	—	—

* Constitutes less than 1%

PLAN OF DISTRIBUTION

          The purpose of this prospectus is to permit each selling stockholder and his or her pledgees, donees, transferees and other successors in interest (all of whom may be selling stockholders for purposes of this prospectus) to offer and resell all or a portion of the shares the selling stockholders have acquired pursuant to the stock option agreement. The selling stockholders may also choose to dispose of all or a portion of the shares of common stock covered by this prospectus by gift to a third party or as a donation to a charitable or other nonprofit entity.

          The sale of the common stock by any selling stockholder, including any donee, pledgee or other transferee who receives common stock from a selling stockholder, may be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker dealer may act as agent for the selling stockholder or may purchase from the selling stockholder all or a portion of the common stock as principal, and sales may be made pursuant to any of the methods described below. These sales may be made on any securities exchange on which our common stock is then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then current market prices or at prices otherwise negotiated.

          The common stock may also be sold in one or more of the following transactions:

•
block transactions (which may involve crosses) in which a broker dealer may sell all or a portion of such securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer, as principal, and resale by such broker dealer for its own account pursuant to a prospectus supplement;

•	a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the National Association of Securities Dealers, or stock exchange rules;

•	ordinary brokerage transactions and transactions in which a broker dealer solicits purchasers;

•	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such securities; and

•	sales in other ways not involving market markers or established trading markets, including direct sales to purchasers.

In effecting sales, broker-dealers engaged by a selling stockholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or other compensation from the selling stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the common stock for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker dealer will be in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the type of transactions involved. No such broker dealer will receive compensation in excess of that permitted by the rules of the Financial Industry Regulatory Authority, or FINRA. In no event will any broker dealer receive total compensation in excess of the maximum amount allowed by FINRA.

          The distribution of the common stock covered by this prospectus also may be effected from time to time in one or more underwritten transactions at a fixed price or prices that may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a “best efforts” or a “firm commitment” basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the common stock. Underwriters may sell the common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

          The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their common stock covered by this prospectus, nor is there any underwriter or coordinating broker dealer acting in connection with the proposed sale of common stock by the selling stockholders pursuant to this prospectus. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act that will include any material information with respect to the plan of distribution not previously disclosed or any material change in such information. This supplement will disclose, among other information:

•	the names of the selling stockholders and of participating broker dealer(s);

•	the amount of common stock involved;

•	the price at which the common stock is to be sold;

•	the commissions paid or the discounts or concessions allowed to the broker dealer(s), where applicable;

•	that the broker dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus; and

•	other facts material to the transaction.

          The selling stockholders and any underwriters, or broker-dealers or agents that participate in the distribution of the common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any profit on the sale of the common stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Because the selling stockholders may be deemed to be “underwriters” under the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

          Except for the aggregate purchase price of the options exercised by the selling stockholders in connection with the sale of shares offered pursuant to this prospectus, we will not receive any of the proceeds from the sale of the shares covered by this prospectus. We are paying the expenses incurred in registering the shares of common stock covered by this prospectus and preparing this prospectus, but all selling and other expenses, including but not limited to any discounts, commissions and applicable transfer taxes incurred by each selling stockholder will be borne by that selling stockholder.

          The selling stockholders may agree to indemnify any agent, dealer or broker dealer that participates in a transaction involving the sale of shares of common stock covered by this prospectus against certain liabilities, including liabilities arising under the Securities Act.

          From time to time, the selling stockholders may pledge their common stock pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder, the broker may offer and sell such pledged common stock from time to time. Upon a sale of the common stock, the selling stockholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders default under any customer agreement with brokers.

          We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

          In order to comply with the securities laws of certain states, if applicable, the common stock covered by this prospectus may be sold only through registered or licensed broker-dealers.

          The selling stockholders may resell all or a portion of the shares of common stock covered by this prospectus in open market transactions in reliance upon Rule 144 (as in effect at the time of sale) under the Securities Act, provided they meet the criteria and conform to the requirements of such rule. In addition, in accordance with General Instruction C to Form S-8, shares of common stock to be offered or resold by means of this prospectus by a selling stockholder may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

LEGAL MATTERS

The legality of the issuance of the shares offered in this prospectus will be passed upon for us by Pryor Cashman LLP, New York, New York. Pryor Cashman LLP holds warrants to purchase 10,000 units, and Eric M. Hellige owns warrants to purchase 1,650 units, at an initial exercise price of $8.00 per unit, each unit consisting of two shares of our Series A convertible preferred stock and a warrant to purchase one share of our common stock at an initial exercise price of $5.00 per share.

EXPERTS

Our audited consolidated financial statements as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, appearing in our Form 10-K for the year ended December 31, 2007 and incorporated by reference into this prospectus, have been audited by Child, Van Wagoner & Bradshaw, PLLC, an independent registered public accounting firm, as set forth in their report dated March 24, 2008. These financial statements have been incorporated by reference in reliance upon the report of such firm given upon the firm's authority as an expert in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes the prospectus of our company filed as part of a registration statement on Form S-8 and it does not contain all information in the registration statement as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected at the public reference room of the Commission at Judiciary Plaza, 4350 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the facility at prescribed rates. Please call the Commission toll free at 1-800-SEC-0330 for information about its public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the Commission's Internet website at http://www.sec.gov or our website at http://www.zpfood.com. Information contained in our website is not part of this prospectus.

Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of our contract or other document we have filed as an exhibit to the registration statement for complete information.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, and all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1)
the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on July 25, 2007, including any amendment or report filed for the purpose of updating such information;

(2)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 28, 2008;

(3)
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed with the Commission on May 12, 2008, August 11, 2008 and November 10, 2008, respectively;

(4)
our Current Reports on Form 8-K filed with the Commission on May 5, 2008, June 11, 2008, July 30, 2008, August 11, 2008, October 9, 2008, October 14, 2008, November 6, 2008, November 10, 2008 and November 21, 2008 (except any portions thereof which are furnished and are not filed shall not be deemed incorporated); and

(5)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (2) above.

INFORMATION WITH RESPECT TO THE REGISTRANT

The information required to be disclosed in the registration statement pertaining to our company is incorporated by reference from the documents listed as incorporated by reference above. Such documents are being delivered with this prospectus. See "Risk Factors" and "Incorporation of Certain Information by Reference."

MATERIAL CHANGES

There have been no material changes since December 31, 2007 which have not been described in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or in this prospectus.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We maintain directors and officers insurance which, subject to certain exclusions, insures our directors and officers against certain losses that arise out of any neglect or breach of duty (including, but not limited to, any error, misstatement, act, or omission) by the directors or officers in the discharge of their duties, and insures us against amounts which we have paid or may become obligated to pay as indemnification to our directors and/or officers to cover such losses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ZHONGPIN INC.

610,000 SHARES OF COMMON STOCK

PROSPECTUS

December 8, 2008

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, and all documents subsequently filed by Zhongpin Inc. (“we,” “us” or “our”) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

(1)
the description of our common stock contained in our Registration Statement on Form 8-A filed with the Commission on July 25, 2007, including any amendment or report filed for the purpose of updating such information;

(2)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on March 28, 2008;

(3)
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, as filed with the Commission on May 12, 2008, August 11, 2008 and November 10, 2008, respectively;

(4)
our Current Reports on Form 8-K filed with the Commission on May 5, 2008, June 11, 2008, July 30, 2008, August 11, 2008, October 9,2008, October 14, 2008, November 6, 2008, November 10, 2008 and November 21, 2008 (except any portions thereof which are furnished and are not filed shall not be deemed incorporated); and

(5)	all other reports filed pursuant to Section 13(a) or 15(d) of theExchange Act since the end of the fiscal year covered by the report referred to in (2) above.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than one by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be, in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expense, including attorneys’ fees actually and necessarily incurred by such person in connection with the defense or settlement of such action or suit if such director or officer if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be, in or not opposed to, the best interests of the corporation, except that no indemnification will be made in respect on any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expense.

Delaware Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director’s liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. Delaware Law provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner.

Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors to the fullest extent permitted by Delaware law and may, if and to the extent authorized by the Board of Directors, indemnify our officers and any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever.

Any amendment, modification or repeal of the foregoing provisions shall be prospective only, and shall not affect any rights or protections of any of our directors existing as of the time of such amendment, modification or repeal.

We may also, at the discretion of the Board of Directors, purchase and maintain insurance to the fullest extent permitted by Delaware law on behalf of any of our directors, officers, employees or agents against any liability asserted against such person and incurred by such person in any such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Pryor Cashman LLP (regarding validity of common stock being registered).

10.1	Zhongpin Inc. Amended and Restated 2006 Equity Incentive Plan, dated as of June 15, 2007, as amended.

23.1	Consent of Pryor Cashman LLP (included in its opinion filed as Exhibit 5.1).

23.2	Consent of Child, Van Wagoner & Bradshaw, PLLC.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Changge City, Henan Province, People’s Republic of China on this 8th day of December 2008.

ZHONGPIN INC.

By:	/s/ Xianfu Zhu
	Name:	Xianfu Zhu
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xianfu Zhu	Chairman of the Board of Directors	December 8, 2008
Xianfu Zhu	and Chief Executive Officer
(Principal Executive Officer)

/s/ Feng Wang	Chief Financial Officer	December 8, 2008
Feng Wang	(Principal Financial and
Accounting Officer)

/s/ Baoke Ben	Director	December 8, 2008
Baoke Ben

/s/ Min Chen	Director	December 8, 2008
Min Chen

/s/ Raymond Leal	Director	December 8, 2008
Raymond Leal

/s/ Yaoguo Pan	Director	December 8, 2008
Yaoguo Pan